UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	October 4, 2010
(Date of earliest event reported)	September 30, 2010

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Item 9.01

On September 30, 2010, we updated our 2010 earnings guidance and estimated distributable cash flow (DCF).

Our 2010 net income is expected to be in the range of $450 million to 470 million, compared with our previous guidance range of $450 million to $490 million provided on January 19, 2010.  DCF is expected to be in the range of $570 million to $590 million, compared with our previous DCF guidance range of $580 million to $620 million provided on January 19, 2010.

See exhibit 99.1, which is incorporated herein by reference, for the non-GAAP financial measure discussion of earnings before interest, taxes, depreciation and amortization (EBITDA) and DCF and reconciliation from net income.

Financial Statements and Exhibits

Exhibits
99.1 News release issued by ONEOK, Inc. and ONEOK Partners, L. P. dated September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	October 4, 2010	By:	/s/ Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer

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